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                                                                  Exhibit 5.1


                                                              July 22, 2002

Tollgrade Communications, Inc.
493 Nixon Road
Cheswick, PA  15024

   Re: Registration Statement on Form S-8 for Tollgrade Communications, Inc. 1998 Employee Incentive Compensation Plan
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Gentlemen:

         We have acted as counsel to Tollgrade Communications, Inc., a Pennsylvania corporation (the "Company"), in connection with the above-captioned Registration Statement (the "Registration Statement") relating to 50,000 shares of Common Stock, par value $.20 per share, of the Company (the "Common Stock") which may be purchased by certain employees of the Company pursuant to stock options granted under the 1998 Employee Incentive Compensation Plan (the "Plan"). The Plan provides that either authorized but unissued or treasury shares of Common Stock may be issued upon the exercise of stock options granted under the Plan. In rendering our opinion below, we have assumed that any previously issued shares reacquired by the Company and delivered under the Options will have been duly authorized, validly issued and fully paid at the time of their original issuance.

         In connection with this opinion, we have examined, among other things:

                  (1) the Articles of Incorporation of the Company, as amended to date;

                  (2) actions taken by the Board of Directors of the Company on January 24, 2002, authorizing the issuance of up to an additional 50,000 shares of Common Stock under the Plan and reserving 50,000 shares of Common Stock for such purpose; and

                  (3) the Plan as currently in effect.

         Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion the 50,000 shares of Common Stock being registered and which may be issued by the Company pursuant to the provisions of the Plan have been duly authorized, and upon such issuance such shares will, when sold, be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America and the foregoing opinion is limited to such laws.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion."


                                             Yours truly,


                                             REED SMITH LLP